Exhibit 10.1

PURCHASE AND SALE AGREEMENT

            THIS AGREEMENT is made by and between CCA Financial Services, Inc., a Nevada company (“Factor”), whose address is P.O. Box 16298, Sugar Land, TX 77496, and ATSI COMMUNICATIONS, INC , a Nevada corporation, whose address is 3201 Cherry Ridge Drive, Suite C300, San Antonio, TX 78230 (the “Seller”).

            WHEREAS, Factor is engaged in, among other things, the business of purchasing accounts receivable and other rights to payment from persons or firms selling goods or rendering services to others, and Seller desires from time to time to sell accounts receivable and other rights to Factor pursuant to the terms of this Agreement;

                                                                  DEFINITIONS

            “Account Debtor” shall mean the party or parties obligated to pay a Receivable.

            “Agreement” shall mean this Purchase and Sale Agreement, together with the Schedules attached hereto.

“Avoidance Claim” shall mean any claim that any payment received by Factor from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

            “Collateral” shall have the meaning ascribed thereto in the Security Agreement.

            “Dispute” shall mean any dispute, deduction, claim, offset, defense or counterclaim of any kind asserted by an Account Debtor and pertaining to a Receivable or the goods or services giving rise thereto.

            “Factor” shall have the meaning given in the first paragraph of this Agreement.

            “Legal Holiday” shall mean any day on which national banks doing business in the State of Texas are closed for regular business.

“Misdirected Payment Fee” shall mean five percent (5%) of the amount of any payment on account of a Receivable, which has been received by Seller and not delivered in kind to Factor on the next business day following the date of receipt by Seller.

            “Payments” shall have the meaning given in Section 31 of this Agreement

            “Purchase Price” shall have the meaning given in Section 6 of this Agreement.

“Receivables” shall mean the accounts receivable and other forms of rights to payment described on Schedule A attached hereto and/or as set forth on a supplemental Schedule A to be attached in the future and signed by Factor and Seller.

            “Reserve Account” shall have the meaning given in Section 7 of this Agreement.

            “Reserve Payment Worksheet” shall have the meaning given in Section 14 of this Agreement.

            “Secured Liabilities” shall have the meaning ascribed thereto in the Security Agreement.

            “Security Agreement” shall mean that certain Security Agreement between Factor and Seller executed of even date herewith.

            “Seller” shall have the meaning given in the first paragraph of this Agreement.

            “UCC” shall mean the Texas Uniform Commercial Code.

                                                                  AGREEMENT

            For and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Factor and Seller hereby agree as follows:

            1.         Purchase and Sale of Accounts Receivable and other Rights.  Seller hereby sells, assigns, transfers, conveys and delivers to Factor, as an outright conveyance and not as a security interest all right, title and interest of Seller in the Receivables and other forms of rights to payment described on Schedule A attached hereto and made a part hereof.  Seller represents and warrants that in the event invoices are attached to Schedule A, such invoices represent true and correct copies of invoices for the Receivables.  In the event Schedule A is not attached to this Agreement at the time of its original execution, the parties agree that actual purchases of receivables will be evidenced by the completion and execution by both parties of Schedule A in the future. Whether or not an initial Schedule A is attached to this Agreement, it is anticipated that additional Receivables will be sold by Seller to Factor (although Factor is not agreeing to purchase any particular Receivable or any additional Receivables hereby), and such future purchases will be evidenced by the completion and execution of additional schedules in form similar to Schedule A.  Upon execution by both Factor and Seller of such a supplemental schedule, the accounts receivable described therein shall become Receivables subject in all respects to the terms of this Agreement.  Seller acknowledges that the transactions contemplated by Agreement are each an “Account Purchase Transaction” as that term is used in Finance Code Section 306.001 of the Texas Codes.

            2.         Returned Receivables.  Seller has herein represented and warranted to Factor that all Receivables are free and clear of any Disputes.  Seller hereby acknowledges that Factor would not purchase any Receivable if Factor had knowledge that the same was subject to a Dispute.  Seller agrees that (i) should Seller or Factor discover that any Receivables are subject to a Dispute, (ii) any Receivable is owing from an Account Debtor which in Factor’s reasonable credit judgment has become insolvent, or (iii) any representation or warranty with respect to a Receivable provided in Section 11 below shall be false in any respect, Factor shall have the right to return such Receivable(s) to Seller in accordance with this Section 2 and other applicable Sections of this Agreement. Seller must immediately notify Factor of any Disputes upon receipt of its knowledge thereof. Any receivable that is not collected within 45 days of its purchase by Factor pursuant to the terms hereof shall be deemed subject to a Dispute.  Upon Factor’s election to return and charge-back a Receivable subject to a Dispute, Seller shall pay to Factor the face amount of the invoice less the sum of any payments theretofore received on such invoice by Factor and any unearned discount.  In order to fund such return and charge-back, Factor may, at its option, take any one or more of the following actions: (a) charge the Reserve Account for such amount, (b) subtract such amount from the Purchase Price for the next Receivable sold by Seller to Factor, or (c) otherwise invoice Seller for such amount, with such invoice being payable upon receipt.  Upon payment to Factor of such amount, Factor shall assign, transfer, convey and deliver such Receivable to Seller without recourse.

           3.         Transfer of Related Interests.  In addition to the Receivables, Seller hereby sells, assigns, transfers, conveys and delivers to Factor all other rights, title and interests (but not obligations) now or hereafter existing in connection with the Receivables, including, but not limited to, liens, security interests and guarantees securing payment of the Receivables, Seller's interest in returned goods arising with respect to the Receivables, and all other rights and remedies of Seller related to the Receivables such as rights of stoppage in transit, replevin, reclamation and lawsuits to collect the Receivables.  If any Receivable is ever represented by a promissory note or other written evidence of obligation, Seller shall endorse and deliver the same to Factor and take any other action requested by Factor to effectuate such transfer.

            4.         Further Assurances.  Seller agrees to execute and deliver to Factor such notices of assignment and other documents as Factor may request from time to time to further document the sale and assignment of Receivables hereunder.

            5.         Terms - Seller's Customers.  Except as may otherwise be agreed to in writing from time to time, all Receivables shall be due upon receipt by the Account Debtor of the invoice from Seller, and invoices to be factored pursuant hereto will be forwarded to the Account Debtor upon delivery of the goods or the services that are the subject of the Receivable.  Seller shall not vary the terms of sale, terms of payment, or location of payment set forth in the invoice relating to any Receivable without Factor's prior written consent, it being understood that any Receivable is the property of Factor.

6.         Purchase Price; Discounts; Additional Fees.  The Purchase Price (herein so called) for Receivables shall be the gross amount of the invoice, including any miscellaneous charges such as sales taxes, less any early payment or special discounts offered to Seller's customers as previously disclosed to Factor, and less a discount equal to 10% of such gross amount of the invoice.  As an inducement for Seller to sell only invoices from which prompt payment can be expected, Factor will remit a rebate as follows.   If Factor receives payment of an invoice within 15 days of the purchase thereof, a rebate of 8.75% of the gross amount of the invoice will be remitted to Seller; if Factor receives payment of an invoice after 15 days, but on or before 30 days of the purchase, a rebate of 7.5% of the gross amount of the invoice will be remitted to Seller.  If the total gross amount of invoices factored in a one month period exceeds $500,000, the rebate amount will be increased to 9% if invoices are paid within 15 days and to 8% if paid within 30 days. Until an invoice is collected or is repurchased by Seller, an additional factoring fee shall accrue and be owing after 30 days in the amount of 5% of the gross amount of the invoice for each 15 day period (or portion thereof) the invoice remains uncollected or not repurchased after 30 days.  A Seller shall be permitted to stop the accrual of any such additional fee at any time by repurchasing the uncollected invoice.  In addition to the other fees described herein, Seller shall pay to Factor the Misdirected Payment Fee immediately upon its accrual.  The Purchase Price, less the deduction for the Reserve Account described below, shall be paid only after execution by Seller and Factor of a Schedule covering such Receivable.  Any applicable rebates shall be credited to the Reserve Account (as defined in Section 7) upon collection of each Receivable.

7.         Payments on Accounts Purchased; Reserve Account.  In addition to the discount set forth in Section 6 hereof, Factor shall deduct from the Purchase Price of each Receivable an amount initially equal to 10% of the gross amount of the Receivable, such deduction to be placed in an account under the exclusive control of Factor (as further described in this Section 7, herein referred to as the "Reserve Account").  The balance in the Reserve Account shall at all times be maintained in a minimum amount equal to no less than 10% of the aggregate gross amount of all Receivables outstanding at a particular time; provided, however, (i) the applicable percentage deduction from the Purchase Price described in the immediately preceding section may be increased as necessary to maintain such minimum balance, and (ii) the amount required to be maintained in the Reserve Account as a percentage of the gross amount of all Receivables outstanding may be increased or decreased upon notice by Factor to Seller.  Upon preparation of the Reserve Payment Worksheet (as such term is defined in Section 14 hereof), Factor shall release to Seller amounts, if any, in the Reserve Account in excess of the balance required pursuant to this Section 7.  The Reserve Account shall accrue no interest.

            8.         Offset; Security Interest.  Factor is authorized to offset and charge against the Reserve Account any amount for which Seller may become obligated to Factor at any time under this Agreement or otherwise.  In addition to such right of offset and for the purpose of securing Factor in the payment of any and all sums of money that may become due and owing to Factor from Seller, Seller agrees to grants to Factor a lien and security interest in certain of its assets, all pursuant to and as described in the Security Agreement.  To the extent that the sale to Factor of any Collateral is deemed inconsistent with the granting of a security interest pursuant to the Security Agreement, the security interest granted in the Security Agreement as to such Collateral only shall automatically terminate and be of no further force and effect.  The terms of the prior sentence to the contrary notwithstanding, in the event a Receivable is charged-back as provided in Section 2 hereof, such account shall then constitute Collateral and be then subject to a new security interest in favor of Factor.  Seller agrees that Factor may file financing statements from time to time to perfect Factor's security interest in the Collateral.

9.  Verification and Collection of Accounts.            Seller hereby authorizes Factor to contact each Account Debtor at any time for purposes of verification or collection of Receivables.  Seller shall cooperate with Factor to the maximum extent possible to provide information necessary for Factor to accomplish verification or collection of any Receivable. Unless otherwise agreed by Factor in writing, Seller shall provide the original invoice and any necessary copies required by the Account Debtor and one copy to Factor ready for mailing with the required postage to the Account Debtor.  All invoices shall direct that payment be made by wire transfer to a bank account owned and controlled by Factor, to be provided by Factor.  If requested by Factor, Seller agrees to furnish evidence of shipment of the related merchandise and/or performance of services rendered, and a written assignment and bill of sale of such Receivable, all in a form satisfactory to Factor, including the original purchase order from the Account Debtor.  If requested by Factor, all invoices for Receivables shall plainly state on their faces in language acceptable to Factor that the amounts payable thereunder have been sold to and are payable directly to Factor.  If payment is made to Seller under any circumstances, such payment shall be held in trust by Seller for Factor and shall not be negotiated or commingled in any way with any of Seller's funds.  Notwithstanding that Seller has agreed to pay the Misdirected Payment Fee, Seller shall, within one business day after receipt, deliver any such payments to Factor in the original form as received by Seller.  In the event the form of such payment is made payable to Seller, Seller shall endorse such instrument to the order of Factor.  In the event that on at least two occasions within a twelve month period, Seller does not deliver to Factor within one business day payments that were made by an Account Debtor directly to Seller, Factor shall be permitted upon three days notice to Seller, to redirect Seller’s mail to Factor.  Seller agrees to furnish Factor, upon request, any and all papers, documents or records of whatever nature related directly or indirectly, to any Receivables.

10.       Collection by Factor.  Seller specifically authorizes Factor, to the extent permitted by applicable law, to notify each Account Debtor to pay directly to Factor all accounts that are Receivables or Collateral, regardless of whether Seller has defaulted hereunder. Factor is authorized, but not obligated, to collect, sue for and give releases for all monies or other items of value due on all Receivables.  Factor is hereby specifically authorized to endorse all checks, drafts or other forms of trade acceptances that are made payable to Seller, whether tendered in payment of Receivables or otherwise, and to apply such payments against the applicable Receivables or, if such payment does not relate to a particular Receivable, against any other obligation of Seller to Factor.  Seller authorizes Factor to accept, indorse and deposit on behalf of Seller any checks tendered by an account debtor “in full payment” of its obligation to Seller.  Seller shall not assert against Factor any claim arising therefrom, irrespective of whether such action by Factor effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise.  Seller hereby waives notice of nonpayment of any Receivables as well as all other notices, demands or presentations for payment hereunder, and Seller expressly agrees that Factor may extend or renew from time to time the payment of any Receivable without notice to or consent by Seller.  In the event it becomes necessary for Factor to employ an attorney and incur other expenses to collect any Receivable or to enforce any of the terms of this Agreement by reason of a breach or default by Seller, Seller agrees to pay to Factor an amount equal to all reasonable attorneys' fees, expenses and costs incurred by Factor.  In the event any merchandise represented by any Receivable shall be returned to or repossessed by the Seller, such merchandise shall be held by the Seller in trust for Factor, separate and apart from the Seller's own property, and subject to Factor’s directions and control.  With respect to any returned or repossessed merchandise, Seller shall, at its sole cost and expense, (a) provide proper storage therefor, (b) maintain adequate insurance coverage thereon, (c) prepare the same for sale, (d) defend title thereto, (e) take any other action necessary for the protection thereof, (f) pay all freight and related shipping costs, and (g) be responsible for any other costs or expenses incurred in connection with the foregoing, including, without limitation, attorneys' fees.  In order to satisfy any of the Secured Liabilities, Factor is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller wherever located.

            11.       Representations and Warranties of Seller.  Seller hereby represents, warrants and guarantees to Factor that the information contained in any application previously submitted by Seller, Seller's financial statements and any other materials previously submitted in connection herewith is true, correct and complete in all respects as of the date specified therein and fully and accurately represent the financial condition of Seller as of the dates specified, with no material adverse change having occurred in the financial condition of the Seller since the dates of the financial statements; that all federal, state and local tax returns and payments of any kind due or owing have been filed or paid, and no part of the purchase price for any Receivable shall be used to pay any wage or salary unless appropriate withholdings have been deposited; that assignment of each Receivable will thereby vest in Factor absolute ownership of each Receivable free from any liens, claims or equities of third parties; that Seller is the sole owner of and has good, free and unencumbered title to each Receivable; that execution and performance of this Agreement has been fully authorized by all necessary actions; that no assignment, pledge, security interest or encumbrance exists with respect to any Receivable; that each Receivable is based upon a bona fide sale of goods or services and represents a completed delivery or completed furnishing of property or services in fulfillment of all the terms and provisions of a fully executed and unexpired contract with the Account Debtor and is a valid and enforceable obligation of the Account Debtor; that each Account Debtor has accepted goods or services covered by the applicable Receivable; that all Receivables are current, are not past due, have not been paid in whole or in part, are outstanding in the amounts reflected in Schedule A and are not and will not be subject to any dispute or claim as to price, quality, quantity, physical condition, workmanship, delay in shipment, set off, counterclaim or other defense, that no product or service was provided on a guaranteed-sale basis or buy-back agreement, and the Account Debtor has not and will not claim any defense of any kind or character or object for any reason whatsoever against payment of such Receivable; that Seller's chief executive office and the location where all books and records pertaining to each Receivable are kept are at the address shown below for notice to Seller; and no Receivable is subject to a Dispute. Seller further represents and warrants that Seller is a corporation duly organized, validly existing under the laws of the state of its incorporation and in good standing under the laws of the State of Texas; that Seller is solvent, properly licensed and authorized to operate the business under the trade name represented within the meaning of any and all applicable federal, state or local laws; that no petition in bankruptcy has been filed by or against Seller nor has Seller filed any petition seeking an arrangement of its debts or for any other relief under the Bankruptcy Code of the United States; that no application for appointment of a receiver or trustee for all or a substantial part of Seller's property is pending; and that Seller has made no assignment for the benefit of creditors. Seller further warrants that Seller does not own, control or exercise dominion over, in any way whatsoever, the business of any Account Debtor and that the Account Debtor is solvent to the best knowledge and information of Seller.

            12.  Certain Covenants of Seller.  Seller covenants and agrees to (i) notify Factor in writing immediately upon any Dispute and upon imposition or assessment of any lien, levy, tax lien, assessment or similar action against Seller or any of Seller's assets; and (ii) furnish Factor, upon request, any and all papers, documents or records of whatever nature related directly or indirectly to any Receivables.  Seller agrees that it will not, without prior, written notice to Factor, (a) sell or factor accounts other than to Factor for the period of this Agreement; (b) move either its chief executive office or the location where books and records pertaining to the Receivable are kept to a location outside of Houston, Texas;  (c) change its legal name; (d) change its state of incorporation; (e) use any trade name; (f) merge or consolidate with any other corporation or entity; (g) dissolve or cease its operations as they are now conducted; or (g) without Factor’s written consent, take or omit taking any actions that would render any of Seller's representations and warranties incorrect or incomplete, or take any action that would cause or induce any Account Debtor on any Receivable to fail to pay the Receivable in a timely manner.

            13.       Survival of Agreement, Representations, Warranties and Covenants. All warranties, representations and covenants made by Seller herein or in any other instrument delivered by Seller or on Seller’s behalf in connection with this Agreement shall be considered to have been relied upon by Factor and shall survive the purchase of the Receivables regardless of any investigation made by Factor or on Factor’s behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as this Agreement has not terminated.  Specifically, all warranties, representations and covenants made by Seller in this Agreement shall be deemed reaffirmed by Seller upon execution of each supplemental Schedule A hereto.

            14.       Reserve Payment Worksheet and Financial Statements.  Factor shall prepare and provide to Seller on a bi-monthly basis Reserve Payment Worksheets (herein so called) showing aggregate outstanding Receivables as of the end of the applicable period, total collections during the period, debits and credits to the Reserve Account, present balance of the Reserve Account and discounts charged.  Seller shall provide to Factor as soon as practicable monthly balance sheets and statements of income.

            15.       Interest on Unpaid Charges; Attorneys' Fees and Costs of Enforcement.  All payment obligations of Seller to Factor provided herein not discharged when due shall bear interest, if demanded by Factor, at the rate of 18% per annum, payable on the first day of each month if demand is not sooner made.  If Seller defaults hereunder or if a Dispute arises, Seller shall pay all costs of enforcement incurred by Factor against Seller or the Account Debtor as appropriate, including but not limited to attorney's fees incurred.

            16.       Disputes;  No Assumption of Liability by Factor;  Indemnification.  Seller shall immediately notify Factor of the assertion by any Account Debtor of any Dispute. Seller has heretofore represented to Factor that no Receivable is subject to a Dispute. Therefore, Seller shall settle, at its own expense, all Disputes, subject to Factor's approval, but Factor shall have the right, in its discretion, to settle any Dispute directly with the Account Debtor involved upon such terms as Factor may deem advisable and at Seller's expense.  Seller specifically acknowledges and agrees that Factor is not assuming any liability or obligation of any kind to any Account Debtor or in any way relating to the Receivables.  Seller hereby represents and warrants to Factor that no Receivable, or any invoice, credit application, bill, billing memorandum, correspondence, or any other documents relating to a Receivable contracts for or charges anything of value that constitutes interest in excess of the maximum non-usurious rate allowed to be charged such Account Debtor pursuant to applicable law.  Seller acknowledges that Factor, as the owner of a Receivable, may be subject to a claim of usury by an Account Debtor in the event an invoice, credit application, bill, billing memorandum, correspondence or other document provides for the payment of interest or any other charge or fee which may deemed to be interest, which is in excess of the maximum non-usurious rate allowed by applicable law.  In the event an Account Debtor raises a claim of usury in connection with a Receivable, such Receivable shall be deemed to be subject to a Dispute and subject to the charge-back provisions of this Agreement.  Seller shall promptly indemnify and hold harmless Factor from and against any and all claims, causes of action, counterclaims and other liabilities and costs of any kind (including attorneys' fees incurred by Factor in connection therewith) that may be asserted against Factor by any Account Debtor or otherwise arising in connection with the Receivables, except as may be based on the acts or omissions of Factor.  Seller shall notify Factor within two business days of it becoming aware of the assertion of an Avoidance Claim, and shall indemnify Factor from any loss arising out of the assertion of any Avoidance Claim.

            17.       Books and Records.  Seller agrees to permit Factor access to all books and records of the Seller during normal business hours that relate to the Collateral.

            18.       Taxes.  All taxes and governmental charges imposed with respect to the sale of Receivables shall be charged to Seller, and Seller shall be liable for all sales taxes and other taxes due in connection with any sale or rendering of services resulting in a Receivable.

            19.       Termination.  Seller and Factor recognize that future purchases of Receivables are to be made only with mutual consent of Seller and Factor, through joint execution by Seller and Factor of a supplemental Schedule A.  Accordingly, this Agreement shall continue in full force and effect unless and until each of the following occur: (i) written notice of the termination of this Agreement as it relates to future Receivables by any party hereto and subject to the terms specified by the letter of intent executed by Factor and Seller, (ii) the payment in full of all obligations of Seller to Factor pursuant hereto and (iii) the collection of all outstanding Receivables sold by Seller to Factor that, in the sole discretion of Factor, can be collected.  Either party may immediately terminate this Agreement as to future transactions, without cause within its sole discretion, and nothing contained in this Agreement shall constitute an agreement or commitment to purchase any accounts until such accounts have been approved by Factor and a supplemental Schedule describing such Receivables has been executed by Factor and Seller.  In the event Seller shall have breached any provision of this Agreement or any other agreement with Factor, or if either party shall have given notice to the other of the termination of this Agreement as to future Receivables, the Reserve Account and any other monies, balances or credits otherwise due by Factor to the Seller may be retained and applied by Factor from time to time to reduce such obligations.  The balance in the Reserve Account shall not be released to Seller unless all of Seller's obligations hereunder have been paid in full.  Seller acknowledges that it has the obligation hereunder to sell to Factor only Receivables that are free and clear of any Dispute.  As provided in Section 2(a) hereof, Factor has the right to charge the Reserve Account for any Receivables that are returned and charged-back to Seller as a result of a Dispute.  Accordingly, in the event any Receivable remains uncollected by Factor at the date of notice of termination of this Agreement as to future Receivables, the Reserve Account shall not be released to Seller until such time as Factor has determined, in its sole discretion, that there are no uncollected Receivables subject to a Dispute.  At the discretion of Factor, upon written notice of the termination of this Agreement as it relates to future Receivables by any party hereto, Factor may return and charge back to Seller any and all outstanding Receivables in the manner described in Section 2 above.  In addition and notwithstanding any provision of this Agreement to the contrary, Factor shall not be obligated to release the Reserve Account unless and until Seller has executed and delivered to Factor a general release in the form attached hereto as Exhibit “A”.   Furthermore, upon termination of this Agreement as to future Receivables, the security interest granted to Factor by Seller pursuant to the Security Agreement shall be released by Factor only upon determination by Factor, in its sole discretion, that no additional obligations of Seller are owed to Factor hereunder and no uncollected Receivable is subject to a Dispute. In recognition of Factor's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Secured Liabilities by Seller, Factor shall not be required to record any terminations or satisfactions of any of Factor's liens on the Collateral unless and until Seller has executed and delivered to Factor a general release in the form of Exhibit “A” hereto.  Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.  Termination of this Agreement shall not affect the rights and obligations of the parties accruing with respect to prior transactions.

            20.       Waiver.  Any failure by Factor to exercise any of its rights hereunder, shall not be deemed to be a waiver by Factor of such or any other rights, nor in any manner impair the subsequent exercise of the same or any other right, and any waiver by Factor of any default shall not constitute a waiver of any subsequent default.

            21.       Choice of Law.  The parties hereto agree that the transaction described herein is expected to be a Qualified transaction, as defined in Section 35.51 of the Texas Business and Commerce Code (although no assurance is given that Factor will purchase any specific amount of Receivables pursuant hereto), and that to the maximum extent permitted by applicable law, all issues relating to the transaction described herein shall be construed according to the laws of the State of Texas.

            22.       Entire Agreement.  This Agreement represents the entire Agreement between the parties, and may not be amended or modified except by written instrument executed by Factor and Seller.  This Agreement supersedes and replaces any prior agreement among the parties, oral or written.  No representations, whether oral or written, are being relied upon which are not expressly set forth in this Agreement.  The parties recognize that any oral representations and prior written representations are “merged” into this Agreement and no reliance can be placed thereon.

            23.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors and assigns.  Factor may, at its discretion, sell or assign its rights and interests hereunder in any manner, by sale of participation interest or otherwise.

            24.       Severability.  If any provision of this Agreement shall, for any reason, be held to violate any applicable law, then the remaining portion of this Agreement shall remain in full force and effect.

            25.       Headings, Construction.  The headings contained in this Agreement are for reference purposes only and shall not modify or affect the terms of this Agreement in any manner.

            26.       Saturday, Sunday or Legal Holiday.  If any day provided in this Agreement for the performance of any obligation should fall on a Saturday, Sunday or Legal Holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next business day following such day.

            27.       Receipt of Payment.  Any payment received by Factor on a Saturday, Sunday or Legal Holiday, or any payment that is received by Factor after 3:00 p.m., shall be deemed received on the next day that is not a Saturday, Sunday or Legal Holiday.

            28.       Notices.  Any notice, demand or request permitted, required or desired to be given under this Agreement shall be in writing and shall be deemed effectively given when actually hand delivered or when sent by United States certified or registered mail, return receipt requested, postage prepaid, or sent by private, receipted carrier guaranteeing same-day or next-day delivery, addressed as follows:

            If to Factor:     CCA Financial Services, Inc.
                                    P.O. Box 16298
                                   Sugar Land, Texas 77496
                                   Attention:  Frank Angelo

            If to Seller:      ATSI Communications, Inc
                                    3201 Cherry Ridge Drive, Suite C300
                                    San Antonio, TX 78230
                                    Attention: Art Smith

            29.       Determination of Purchase Price.  The Purchase Price of the Receivables has been determined pursuant to negotiations between Factor and Seller and represents the fair market value thereof, after due consideration has been given to the nature of the Receivable, the probability of prompt collection thereof, the credit worthiness of the Account Debtor, the payment history of the Account Debtor and other economical factors relative to the Receivables. Further, in arriving at the Purchase Price, consideration has been given to services rendered and services that will be rendered in the future by Factor in connection with credit investigations of Account Debtor, supervising the ledgering of accounts purchased, supervising the collection of accounts purchased, and the assumption of certain credit risks.  The parties hereto acknowledge that the purchase of the Receivables by Factor constitutes an outright conveyance by the Seller to Factor.

            30.       Provision Regarding Usury.  Nothing contained herein, nor any course of dealing in the future, shall be construed to be anything other than an outright purchase and sale of such Receivables.  All right, title and interest of the Seller has been conveyed to Factor and such transaction is not subject to a security interest in the Receivables and the Purchase Price paid to Seller by Factor constitutes consideration for the acquisition of the Receivables and under no circumstances shall be construed as a loan and no consideration herein set forth is for the use, forbearance or detention of money.  Nothing contained herein shall be construed as to require the payment of interest; however, should a court of competent jurisdiction rule that any consideration paid hereunder are in fact or in law to be treated as interest, in no event shall Seller be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreements, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel Seller to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law.  Also in such event, Factor may “spread” all charges characterized as interest over the entire term of all transactions with Seller and will refund to Seller the excess of any payments made over the highest lawful rate.  It is the intention of the parties hereto that in the construction and interpretation of this Agreement, the foregoing sentence shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.

            31.       Power of Attorney.  For so long as this Agreement has not been terminated, Factor is hereby irrevocably authorized as Seller’s Attorney-in-Fact, with full authority in the place of Seller and in the name of Seller or otherwise, in Factor’s discretion, to take any action and to execute any instrument which Factor may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                        (a)        To endorse in the name of Seller, and to take all actions necessary to collect for deposit to Factor’s account, all checks, drafts and other forms of trade acceptances, negotiable instruments and other forms of payment (hereinafter collectively referred to as the “Payments”) which are tendered in payment of Receivables or in payment of insurance claims relating to the Receivables, or which are received by Factor.  The authorization includes, without limitation, the power to open, cash, endorse, deposit and otherwise collect all such Payments in the event they are not made payable to Factor;

                        (b)        To contact Account Debtors at any time in order to verify and/or collect Receivables;

                        (c)        To contact the Internal Revenue Service and other State and local taxing authorities in order to ascertain Seller’s tax liability;

                        (d)        To obtain and adjust insurance required to be paid to Factor;

                        (e)        To ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Receivables;

                        (f)         To file, at Seller’s expense, any claims or take any action or institute any proceedings which Factor may deem necessary or desirable for the collection of any of the Receivables or any of the collateral securing payment of the Receivables or otherwise to enforce the rights of Factor with respect to the Receivables.

This Power of Attorney is irrevocable and coupled with an interest.  Seller hereby acknowledges that Seller is not entitled to any notice, demand or presentation with respect to payment of any Receivable and agrees that Factor may extend or renew from time to time the payment of any Receivable without notice to or consent by Seller.

            32.       Joint and Several Obligations.  If more than one party is executing this Agreement as Seller, each party agrees that its obligations hereunder are joint and several, and that its obligations shall be not released, diminished, impaired or affected by the occurrence of any one or more of the following events, all of which may occur without notice to or consent of any other Seller:

                        (a)        Any release, partial release, subordination or loss of any security, guaranty or collateral and any time existing in connection with the obligations contained herein;

                        (b)        The death, insolvency, bankruptcy, disability or incapacity of any Seller, guarantor, or any other party now or hereafter obligated hereon;

                        (c)        Any renewal, extension, and/or rearrangement of all or any portion of the obligations contained herein;

                        (d)        Any neglect, delay, omission, failure or refusal of Factor to take or prosecute any action for the collection of the obligations provided herein;

                        (e)        The unenforceability for any reason of all or any part of the obligations contained herein against any Seller, guarantor or other party;

                        (f)         The finding of any payment by any Seller to constitute a preference under bankruptcy or similar debtor relief law;

                        (g)        Any release or partial release of liability of any Seller, guarantor or other party; and

                        (h)        Any other action that might impair rights in the nature of contribution or subrogation that any Seller might otherwise have.

            33.       Waiver of Consumer Rights. IN CONNECTION WITH THIS AGREEMENT, SELLER WAIVES SELLER'S RIGHTS, IF ANY, UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, TEXAS BUSINESS AND COMMERCE CODE SECTION 17.41 ET SEQ., A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF SELLER'S OWN SELECTION, SELLER VOLUNTARILY CONSENTS TO THIS WAIVER.

            34.       Submission to Jurisdiction.  (a)         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER DOCUMENTS TO WHICH SELLER AND FACTOR ARE A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SELLER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF SELLER’S PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  SELLER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SELLER PURSUANT TO SECTION 28, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF FACTOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SELLER IN ANY OTHER JURISDICTION.

                        (b)        SELLER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH SELLER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) OF THIS SECTION 34 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            35.       Waiver of Jury Trial.  SELLER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            36.       No Obligation to Purchase Further Receivables.  Seller specifically acknowledges and agrees that, anything herein to the contrary notwithstanding, Factor has the right to approve or reject any or all future accounts receivable proposed for sale under this Agreement IN ITS SOLE DISCRETION, and no course of conduct or prior course of dealing shall establish any commitment, obligation or agreement to purchase future accounts receivable.

            37.       Use of Facsimiles.  The parties acknowledge and agree that it is anticipated that execution of this Agreement, as well as schedules or other documents executed in connection herewith, may be evidenced by facsimile signatures, and such documents containing facsimile signatures shall be of the same force and effect as if original signatures had been obtained.

(Remainder of Page Intentionally Left Blank)

            EXECUTED as of this         day of __________, 2006.

                                                                        FACTOR:

                                                                        CCA FINANCIAL SERVICES, INC.

                                                                        By:
                                                                             Frank L. Angelo

                                                                        SELLER:

                                                                        ATSI COMMUNICATIONS, INC.

                                                                        By:
                                                                        Name:  Arthur L. Smith
                                                                        Title:     Chief Executive Officer

SCHEDULE A
TO PURCHASE AND SALE AGREEMENT
DATED ________________, 2006 BETWEEN
CCA FINANCIAL SERVICES, INC AND
ATSI COMMUNICATIONS, INC.

Receivables

                                                                                                                                           Initials

                                                                                                                                            ______
                                                                                                                                           Seller

                                                                                                                                            ______
                                                                                                                                           Factor

EXHIBIT “A”

GENERAL RELEASE

            FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits CCA FINANCIAL SERVICES, INC. ("Releasee"), its parent, officers, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain  Purchase and Sale Agreement between Releasee and Releasor dated __________ __, 200_ (collectively, the “Claims”).

            Releasor agrees that the matters released herein are not limited to matters which are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

            Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advise is not needed.

DATED:
Individual Releasor:
                                      (Arthur L. Smith individually)

Entity Releasor:   ATSI Communications, Inc.
                   By:
                               Name:
                               Title: